Exhibit 16.3

EXHIBIT 16.3 TO FORM 8-K

February 21, 2006

Office of the Chief Accountant

PCAOB Letter File

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-6561

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated February 16, 2006 of DPAC Technologies Corp. and are in agreement with the statements contained therein.

Respectfully,

MOSS ADAMS LLP
Irvine, California